Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wayfair Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-4791999
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 Copley Place, 7th Floor
Boston, MA 02116
(Address, including zip code, of registrant’s principal executive offices)

2014 Incentive Award Plan
(Full Title of the Plan)

Niraj Shah
Chief Executive Officer
Wayfair Inc.
4 Copley Place, 7th Floor
Boston, MA 02116
(617) 532-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John H. Chory
Susan L. Mazur
Latham & Watkins LLP
1000 Winter Street, Suite 3700
Waltham, MA 02451
Telephone: (781) 434-6700
Facsimile: (781) 434-6601

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum
Title of Securities	Amount to be	Offering		Aggregate	Amount of
to be Registered	Registered(1)	Price Per Share		Offering Price	Registration Fee
Class A common stock, par value $0.001 per share	1,686,216(3)	$31.93	(2)	$53,840,876.88	$6,240.16
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant's Class A common stock that become issuable under the Registrant’s 2014 Incentive Award Plan (the “2014 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which would increase the number of outstanding shares of the Registrant's Class A common stock.

(2)
Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $31.93 per share, which is the average of the high and low prices of the Registrant's Class A common stock as reported on the New York Stock Exchange on November 2, 2016.

(3)	Represents an additional 1,686,216 shares of the Registrant’s Class A common stock issuable under the 2014 Plan.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed to register an additional 1,686,216 shares of Class A common stock, $0.001 par value per share, of Wayfair Inc. (the "Registrant"), to be issued under the Registrant’s 2014 Incentive Award Plan (the "2014 Plan"). Pursuant to General Instruction E to Form S-8, the contents of the prior registration statement on Form S-8, File No. 333-199236 (filed with the Securities and Exchange Commission on October 9, 2014), relating to the 2014 Plan, are incorporated herein by reference, except to the extent supplemented or amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.         Exhibits.

Reference is made under this Item 8 to the exhibit index included in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 8th day of November, 2016.

WAYFAIR INC.

By:	/s/ Niraj Shah
Niraj Shah
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of the Registrant do hereby constitute and appoint Niraj Shah, Michael Fleisher and Nicholas Malone, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign, date and file any and all amendments (including post-effective amendments) to this Registration Statement, and to date and file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Niraj Shah	Chief Executive Officer and Director	November 8, 2016
Niraj Shah	(Principal Executive Officer)

/s/ Michael Fleisher	Chief Financial Officer	November 8, 2016
Michael Fleisher	(Principal Financial Officer)

/s/ Nicholas Malone	Chief Administrative Officer	November 8, 2016
Nicholas Malone	(Principal Accounting Officer)

/s/ Steven Conine	Director	November 8, 2016
Steven Conine

/s/ Neeraj Agrawal	Director	November 8, 2016
Neeraj Agrawal

/s/ Julie Bradley	Director	November 8, 2016
Julie Bradley

/s/ Robert Gamgort	Director	November 8, 2016
Robert Gamgort

/s/ Michael Kumin	Director	November 8, 2016
Michael Kumin

/s/ Ian Lane	Director	November 8, 2016
Ian Lane

/s/ James Miller	Director	November 8, 2016
James Miller

/s/ Romero Rodrigues	Director	November 8, 2016
Romero Rodrigues

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-36666) filed on October 8, 2014)

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K (File No. 001-36666) filed on October 8, 2014)

4.3
Specimen stock certificate evidencing the shares of Class A common stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 198171) filed on September 19, 2014)

5.1+	Opinion of Latham & Watkins LLP

23.1+	Consent of Ernst & Young LLP

23.2+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1+	Power of Attorney (included on signature page hereto)

99.1
2014 Incentive Award Plan and forms of option agreement, restricted stock unit agreement and restricted stock unit award thereunder (incorporated by reference to Exhibits 10.3 through 10.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198171) filed on September 19, 2014)

+            Filed herewith